UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8—K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1—32261	20—1142292
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
17190 Bernardo Center Drive
San Diego, CA 92128
(Address of principal executive offices, including zip code)

(858) 485—9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 8.01. Other Events.
     BioMed Realty Trust, Inc., a Maryland corporation, is disclosing the following information to supplement the disclosure included under “Material United States Federal Income Tax Considerations” in its Registration Statements on Form S-3 (File Nos. 333-155667, 333-161751, 333-161753 and 333-161759):
New Legislation Relating to Unearned Income Medicare Contribution
     On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. holders of debt securities or stock who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest or dividends on and capital gains from the sale or other disposition of debt securities or stock for taxable years beginning after December 31, 2012. U.S. holders of our debt securities or capital stock should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our debt securities or stock.
New Legislation Relating to Foreign Accounts
     On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010, which may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our capital stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our capital stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation would apply to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 13, 2010

BIOMED REALTY TRUST, INC.
By:	/s/ Kent Griffin
	Name:	Kent Griffin
	Title:	President, Chief Operating Officer and Chief Financial Officer